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                                                                    EXHIBIT 10.5

                                      [Form for Non-Employee Trustee Grants with
                             Early Exercise Feature and Option Deferral Feature]

                       GRANT OF NON-QUALIFIED STOCK OPTION
                        PURSUANT TO RAIT INVESTMENT TRUST
                             1997 STOCK OPTION PLAN

      THIS AGREEMENT, made as of this ____ day of ______, ______ (the "Date of Grant") by and between __________("Grantee") and RAIT INVESTMENT TRUST (together with its successors and assigns hereinafter referred to as, the "Company").

      WHEREAS, the Board of Trustees of the Company (the "Board") previously adopted, with subsequent shareholder approval, the RAIT Investment Trust 1997 Stock Option Plan (the "Plan");

      WHEREAS, the Plan provides for the granting of non-qualified stock options by a committee of disinterested trustees (the "Committee") to eligible employees, trustees, and independent contractors of the Company to purchase, or to exercise certain rights with respect to, common shares of the beneficial interest of the Company, par value $.01 per share (the "Shares"), in accordance with the terms and provisions thereof;

      WHEREAS, the Compensation Committee of the Board of Trustees has been designated by the Board of Trustees to act as the Committee under the Plan; and

      WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of non-qualified stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the non-qualified stock options on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

      1.    Grant of Option.

            Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to the Grantee, an option to purchase up to ______ Shares at a price of $_____ per share. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

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      2.    Installment Exercise.

            (a) Subject to such further limitations as are provided herein, and except as provided in subparagraph (b) below [and Paragraph 4] below, the Option shall become vested and exercisable in ______ installments, the Grantee having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

                  [To be set by the Committee]

            (b) If the Grantee's service with the Company terminates on account of his or her death, the vesting and exercisability of the Option Shares shall be accelerated so that the portion of the Option Shares that would have become vested and exercisable within the one year period after the Grantee's death shall be vested and exercisable on that date.

      3.    Termination of Option.

            (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ____ years from the Date of Grant (the "Option Term").

            (b) Upon the termination of Grantee's service with the Company for any reason (such event being a "termination of the Grantee's service") other than because of the Grantee's death, the Option, to the extent not previously exercised, shall terminate and become null and void if not exercised within the earlier to occur of the: (i) sixth month period following the date of the termination of the Grantee's service, or (ii) end of the Option Term.

                  Upon a termination of the Grantee's service by reason of death, the Option may be exercised within the earlier to occur of the: (i) one year period following the date of the Grantee's death, if the Grantee's death occurs while he or she is providing service to the Company, or (ii) end of the Option Term.

            (c) In the event of the death of Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option was outstanding and exercisable on the date of death.

            (d) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of the Company, (ii) breach any covenant not to compete, or service contract, with the Company or any subsidiary of the Company, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any subsidiary of the Company), any unexercised portion of the Option shall immediately terminate and become null and void.

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[Note: The following permits exercise of the Option prior to it becoming vested.
References to Paragraph 4 below have been noted throughout the Form of Agreement in the event it is determined not to offer Grantee's the ability to exercise the Option prior to it becoming vested.]

      [4.   Early Exercise of Option.

            (a) Notwithstanding the foregoing, the Grantee may elect to exercise the Option before the Option has become vested and exercisable pursuant to Paragraph 2 and while the Grantee is providing service to the Company. In the event of such early exercise, the Grantee will receive Shares that are subject to the restrictions described in subparagraph (b) below ("Restricted Shares") upon exercise of the Option. The Grantee may exercise the Option by any of the methods described in Paragraph 5 below.

            (b) If the Grantee exercises the Option pursuant to this Paragraph 4, the Shares for which the Option has not yet become vested according to the schedule set forth in Paragraph 2 shall be Restricted Shares and shall be subject to the restrictions described below until the date on which the Option would have become vested with respect to the Shares. The Restricted Shares shall vest, and shall cease to be subject to the restrictions, according to the vesting provisions described in Paragraph 2. The period before the Option would have become exercisable with respect to the Shares is referred to as the "Restricted Period." Restricted Shares shall be subject to the following restrictions.

                  (i) Restricted Shares may not be transferred, assigned, pledged or otherwise disposed of by the Grantee or subjected to any security interest to anyone other than the Company until the end of the Restriction Period for the Shares.

                  (ii) Unless the Committee determines otherwise, in its sole discretion, if the Grantee's service with the Company terminates for any reason during the Restriction Period the unvested Restricted Shares shall be forfeited and must be immediately returned to the Company. The Company shall pay to the Grantee, as consideration for the return of the Restricted Shares, the lesser of: (i) the amount paid by the Grantee for each returned Share, or (ii) the then fair market value (as defined in Paragraph 8 below) of each returned Share.

                  (iii) The Restricted Shares shall be held in escrow by the Company until the end of the Restriction Period for the Shares, or the Company may hold non-certificated Shares until the restrictions lapse. During the Restriction Period, the Grantee shall receive any distributions with respect to the Restricted Shares and may vote the Restricted Shares; provided that if any dividend or distribution is payable in Shares or other property or if a reclassification, split up or similar event occurs during the Restriction Period, the Shares or other property issued or declared with respect to the Restricted Shares shall be subject to the same restrictions as the Shares to which they relate. Notwithstanding the foregoing, in the event any dividend or distribution is payable in cash on the Restricted Shares during the Restriction Period, such cash proceeds shall be paid directly to the Grantee, free and clear of any restrictions.

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                  (iv) As the Shares vest and are released from the
restrictions, a certificate for the vested Shares shall be issued to the Grantee, free of the restrictions under this Paragraph 4.]

      5.    Exercise of Option.

            (a) Subject to the provisions of Paragraphs 2 [and 4] above, the Grantee may exercise the Option with respect to all or any part of the number of Option Shares granted hereunder by giving the Secretary of the Company written notice of intent to exercise, in the form attached hereto (the "Notice of Exercise"). The Notice of Exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

            (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the Notice of Exercise in cash, or, as and to the extent permitted under the Plan, in whole or in part through the surrender of previously acquired Shares at their fair market value on the exercise date.

                  [Except in the case of exercise of the Option as described in Paragraph 4,] on the exercise date specified in the Notice of Exercise or as soon thereafter as is practicable, the Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Shares or reacquired Shares, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

            (c) If the Grantee fails to pay for any of the Option Shares specified in the Notice of Exercise or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Notice of Exercise as the date of exercise shall be deemed to be the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

[Note: The following Paragraph permits deferral of Shares upon exercise of the Option.]

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      [6.   Exercise Deferral.

            Subject to the terms of Paragraphs 2 and 5 hereof, the Grantee may irrevocably elect on a deferral election form to be provided by the Committee to defer receipt of all or a portion of the Excess Shares (as defined below) pursuant to the exercise of the Option, subject to such rules and procedures as the Committee deems appropriate. For purposes of this Paragraph, the Excess Shares are the number of Shares (rounded to the nearest Share) equal to (i) the excess of (x) the fair market value (as defined in Paragraph 8) per Share at the date of exercise multiplied by the number of exercised Shares over (y) the aggregate exercise price of the Shares so purchased, divided by (ii) the fair market value per Share at the date of exercise.

            (a) Such deferral election form must be provided to the Committee or its designee by the first day of December of the calendar year prior to the beginning of the calendar year in which the Option is exercised.

            (b) Any election hereunder shall apply only to the extent that payment of the exercise price for the Option is satisfied by surrender (including a constructive surrender) of unrestricted Shares owned by the Grantee having a fair market value on the date of exercise equal to the exercise price, provided that such Shares have been owned by the Grantee for at least six months prior to the exercise and have not been constructively surrendered as payment of an exercise price under the Plan in the six months prior to exercise.

            (c) Subject to such reasonable rules as may be prescribed by the Committee, the number of Excess Shares deferred under this Paragraph 6 shall be credited to a bookkeeping account (an "Account") in the name of the Grantee immediately upon exercise of the Option. The Accounts available to the Grantee shall consist of the (i) In-Service Account and (ii) Retirement Account, and at the time of making the deferral election, the Grantee shall designate the Account the Excess Shares shall be held. Each Grantee may maintain up to two In-Service Accounts based upon selecting different times of payment as described in subparagraph (g) below.

            (d) In the event a cash dividend is declared and distributed with respect to the Shares, the Company shall pay to the Grantee cash in an amount equal to the amount of the aggregate cash dividend that would have been distributed on the Shares represented by the Excess Shares.

            (e) Unless otherwise determined by the Committee, in the event of a change in the Shares (as described in Paragraph 7), the number of Excess Shares then credited to the Grantee's Account(s) shall be adjusted in the same manner as the Shares are adjusted.

            (f) The Grantee shall receive a number of Shares equal to the number of Excess Shares in his or her Retirement Account at such time and in such intervals after

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the termination of the Grantee's service as specified on the Grantee's deferral election form.

            (g) The Grantee shall receive a number of Shares equal to the number of Excess Shares in his or her In-Service Account beginning on the date chosen by the Grantee on his or her deferral election form. In no event shall the date selected be earlier than the first day of the third calendar year following the calendar year in which the Grantee made the initial election on his or her deferral election form. The Grantee may subsequently amend the intended date of distribution to a date later than the date initially chosen for distribution from his or her In-Service Account by filing an amendment with the Committee no later than twelve (12) months prior to the initial distribution date. The Grantee may file an amendment to defer receipt of the Excess Shares under this subparagraph (g) only twice, and each amendment must provide for a distribution of the Excess Shares from the In-Service Account on a date that is later than the distribution date the Grantee previously elected. The Excess Shares held in the Grantee's In-Service Account will be distributed to the Grantee at such time and in such intervals as specified on the Grantee's deferral election form. In the event that the Grantee's service with the Company terminates prior to the date on which the Excess Shares held in the Grantee's In-Service Account would otherwise be distributed, such Shares will be distributed under subparagraph (f) above, without regard to the Grantee's elections.

            (h) Prior to the date the Grantee becomes entitled to any distribution under this Paragraph 6, the Grantee may request, and the Committee, in its sole discretion, may approve, a withdrawal of all or a portion of the Excess Shares credited to the Grantee's Account(s) on account of an unforeseeable financial emergency that gives rise to an unexpected need for cash arising from illness, casualty loss, sudden financial reversal, or another unforeseeable occurrence (a "Hardship"). The Committee shall review the Grantee's request and determine the extent, if any, to which such request is justified. It is intended that the Committee's determination as to whether the Grantee has suffered a Hardship shall be made consistent with the requirements for an "unforeseeable emergency," within the meaning of Section 457(d) of the Code. Any such withdrawal shall be limited to the amount reasonably necessary to meet the Hardship.

            (i) Prior to the date the Grantee becomes entitled to a distribution under this Paragraph 6, the Grantee may request and the Committee, in its sole discretion, may approve, a distribution of a number of Shares equal to all or a portion of the Excess Shares credited to the Grantee's Account(s). In the event of a withdrawal pursuant to this subparagraph (i), the Grantee shall forfeit from his or her Account(s) a number (rounded up to the next whole number) of Excess Shares equal to ten percent (10%) of the number of Shares withdrawn. The forfeited Excess Shares shall be deducted from the Grantee's Account(s) prior to giving effect to the requested withdrawal.

            (j) In the event of the Grantee's death prior to the complete distribution of his or her Account(s), a number of Shares equal to the number of Excess Shares in his or her Account(s) shall be distributed to the Grantee's beneficiary designated on the deferral election form in a single distribution as soon as

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administratively practicable following the Grantee's death. If the Grantee's beneficiary predeceases the Grantee or if no beneficiary has been designated then for purposes of this subparagraph (j), the Grantee's beneficiary shall be his or her surviving spouse, or, if none, his or her estate.

            (k) The obligation of the Company under this Paragraph 6 shall constitute a general, unsecured obligation, payable solely out of general assets of the Company, and anything contained herein to the contrary notwithstanding, until delivery of Shares is made to the Grantee, or the Grantee's beneficiary hereunder, neither the Grantee nor the Grantee's beneficiary shall have any right to, or property interest in, any Shares or other specific assets of the Company.]

      7.    Adjustment of and Changes in Shares of the Company.

            In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the trust structure or shares of beneficial interest of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares subject to the Option [or Restricted Shares] or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option [or in the Restricted Shares].

      8.    Fair Market Value.

            As used herein, the "fair market value" of a Share shall be the closing sale price for the Shares reported by the New York Stock Exchange (or any other stock exchange or interdealer automated quotation system on which the Shares are listed) on a given day or, if there is no sale on such day, then the closing sale price on the last previous date on which a sale is reported.

      9.    No Rights as Shareholder.

            Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

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      10.   Non-Transferability of the Option.

            During the Grantee's lifetime, the Option shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in the case of death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

      11.   Service Not Affected.

            Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to the continuance of service with the Company. Except as may otherwise be limited by a written agreement between the Company and the Grantee, the right of the Company to terminate at will the Grantee's service with the Company (whether by dismissal, discharge, or otherwise) is specifically reserved by the Company and acknowledged by the Grantee.

      12.   Amendment of Option.

            The Option may be amended by the Board or the Committee at any time
(i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

      13.   Notice.

            Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103 or at such other address as to which the Company shall have notified Grantee in writing and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

      14.   Incorporation of Plan by Reference.

            The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this

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instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. By accepting this grant, the Grantee hereby agrees to be bound by the interpretations and determinations of the Committee with respect hereto.

      15.   Governing Law.

            The validity, constructions, interpretations and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law, which shall apply to the extent it governs.

                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

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      IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest to this Grant of Non-Qualified Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the date hereof.

Witness:                                    RAIT INVESTMENT TRUST

_______________________                     By: ________________________________

                                                Name:
                                                Title:

I hereby accept the Option grant described in this Agreement. I agree to be bound by the terms of the Plan and this Agreement and the determinations and interpretations of the Committee with respect to the Plan and this Agreement.

                                            ACCEPTED AND AGREED TO:

                                            By: ________________________________

                                                       Grantee

                                                ________________________________

                                                       Date